As filed with the Securities and Exchange Commission on February 17, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HERBALIFE LTD.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	98-0377871
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

P.O. Box 309GT Ugland House, South Church Street George Town, Grand Cayman, Cayman Islands (310) 410-9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Herbalife Ltd. 2004 Stock Incentive Plan

(Full title of the plan)

Brett R. Chapman, Esq.
General Counsel
Herbalife Ltd.
P.O. Box 309GT
Ugland House, South Church Street
George Town, Grand Cayman, Cayman Islands
(310) 410-9600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Jonathan K. Layne
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, CA  90067
(310) 552-8500

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Shares, par value $0.002 per share	5,000,000	$15.70	$78,500,000	$9,239.45

(1)                                  Pursuant to Rule 416(a), this amount also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(2)                                  Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) based upon the average of the high and low prices of the Common Shares on the New York Stock Exchange on February 15, 2005.

INTRODUCTORY STATEMENT

This Registration Statement on Form S-8 is filed by Herbalife Ltd., a Cayman Islands exempted limited liability company, referred to herein as the Registrant, relating to 5,000,000 of its common shares, par value $0.002 per share, issuable to eligible persons under the Herbalife Ltd. 2004 Stock Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to optionees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission, referred to herein as the Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Registrant are incorporated by reference, as of their respective dates, in this Registration Statement:

•                  The Registrant’s Prospectus filed with the Commission pursuant to Rule 424(b) on December 17, 2004, which prospectus includes the Registrant’s audited financial statements for the fiscal year ended December 31, 2003;

•                  The Registrant’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2004 and September 30, 2004, as amended;

•                  The Registrant’s Current Reports on Form 8-K filed with the Commission on October 5, 2004, December 16, 2004, December 20, 2004 and December 23, 2004; and

•                  The description of the Registrant’s common shares contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on October 1, 2004, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, referred to herein as the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.  Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

Not Applicable.

Item 6.  Indemnification of Directors and Officers

The memorandum and articles of association of the Registrant provide that, to the fullest extent permitted by the Companies Law (2004 Revision) of the Cayman Islands, every director, agent or officer of the Registrant shall be indemnified out of the assets of the Registrant against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful misconduct. To the fullest extent permitted by the statute, such director, agent or officer shall not be liable to the Registrant for any loss or damage in carrying out his functions unless the liability arises through the willful misconduct of such director, agent or officer.

The Registrant is a Cayman Islands exempted limited liability company. As such, it is governed by the laws of the Cayman Islands with respect to the indemnification provisions. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Registrant’s articles of association provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except in the case of (a) any fraud or dishonesty of such director or officer, (b) such director’s or officer’s conscious, intentional or willful breach of his obligation to act honestly, lawfully and in good faith with a view to the best interests of the Company, or (c) any claims or rights of action to recover any gain, personal profit, or other advantage to which the director or officer is not legally entitled.

The Registrant has entered into an indemnification agreement with each of its directors and certain of its officers to supplement the indemnification protection available under its articles of association. These indemnity agreements generally provide that the Registrant will indemnify the parties thereto to the fullest extent permitted by law.

The foregoing summaries are necessarily subject to the complete text of the Registrant’s articles of association and the indemnification agreements referred to above and are qualified in their entirety by reference thereto.

In addition to the indemnification provisions set forth above, the Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7.  Exemption From Registration Claimed

Not Applicable.

Item 8.  Exhibits

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number		Exhibit

4.1*	—	Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on December 14, 2004 as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1

4.2*	—	Herbalife Ltd. 2004 Stock Incentive Plan, filed on December 2, 2004 as Exhibit 10.47 to the Registrant’s Registration Statement on Form S-1

4.3	—	Amendment No. 1 to Herbalife Ltd. 2004 Stock Incentive Plan

4.4	—	Herbalife Ltd. Stock Bonus Award Agreement

5.1	—	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1	—	Consent of Maples and Calder (contained in Exhibit 5.1)

23.2	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	—	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	—	Power of Attorney of Herbalife Ltd. (contained on signature page hereto)

*                                         Previously Filed.

Item 9.  Undertakings.

A                                      The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by us under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                                     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 15 day of February, 2005.

HERBALIFE LTD.

By:	/s/ Brett R. Chapman
Brett R. Chapman
General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature to this Registration Statement appears below hereby constitutes and appoints Michael O. Johnson, Gregory Probert, Richard Goudis and Brett R. Chapman, and each of them, as such person’s true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this Registration Statement (including any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), with exhibits thereto and other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael O. Johnson	Director, Chief Executive Officer	February 15, 2005
Michael O. Johnson	(Principal Executive Officer)

/s/ Richard Goudis	Chief Financial Officer	February 15, 2005
Richard Goudis	(Principal Financial Officer)

/s/ David Pezzullo	Chief Accounting Officer	February 15, 2005
David Pezzullo	(Principal Accounting Officer)

/s/ Peter Castleman	Director, Chairman of the Board	February 15, 2005
Peter Castleman

/s/ Henry Burdick	Director, Vice Chairman	February 14, 2005
Henry Burdick

/s/ Ken Diekroeger	Director	February 15, 2005
Ken Diekroeger

/s/ James Fordyce	Director	February 15, 2005
James Fordyce

/s/ Charles Orr	Director	February 15, 2005
Charles Orr

/s/ Jesse Rogers	Director	February 15, 2005
Jesse Rogers

/s/ Leslie Stanford	Director	February 3, 2005
Leslie Stanford

/s/ Markus Lehmann	Director
Markus Lehmann		February 15, 2005

/s/ Leroy Barnes	Director
Leroy Barnes		February 3, 2005

/s/ Richard P. Bermingham	Director
Richard P. Bermingham		February 15, 2005

/s/ Peter Maslen	Director
Peter Maslen		February 4, 2005

Exhibit Number		Exhibit

4.1*	—	Amended and Restated Memorandum and Articles of Association of Herbalife Ltd., filed on December 14, 2004 as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1

4.2*	—	Herbalife Ltd. 2004 Stock Incentive Plan, filed on December 2, 2004 as Exhibit 10.47 to the Registrant’s Registration Statement on Form S-1

4.3	—	Amendment No. 1 to Herbalife Ltd. 2004 Stock Incentive Plan

4.4	—	Herbalife Ltd. Stock Bonus Award Agreement

5.1	—	Legal Opinion of Maples and Calder, special Cayman Islands Counsel to Herbalife Ltd.

23.1	—	Consent of Maples and Calder (contained in Exhibit 5.1)

23.2	—	Consent of KPMG LLP, Independent Registered Public Accounting Firm

23.3	—	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

24.1	—	Power of Attorney of Herbalife Ltd. (contained on signature page hereto)

*                                         Previously Filed.